Exhibit 99.2
CapitalSource to Acquire 22 Bank Branches, and Assume $5.6 Billion in Deposits Investor Presentation April 14, 2008

Legal Notices This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, and including statements about the proposed bank formation and asset purchase and liability assumption transaction, which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this presentation that are not clearly historical in nature are forward-looking, and the words "anticipate," "assume", "believe," "expect," "estimate," "plan," "will" and similar expressions are generally intended to identify forward- looking statements. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the proposed transaction may not be approved by the regulators or completed on the proposed terms and schedule or at all; changes in economic conditions; continued disruptions in credit and other markets; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in CapitalSource's 2007 Annual Report on Form 10- K, and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this presentation are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Depository Strategy

- **CapitalSource will achieve its sought-after depository strategy in a highly optimal way**
  - Assuming approximately $5.6 billion of deposits from Fremont Investment & Loan ("FIL")
  - Acquiring FIL's 22 retail bank branches in an attractive deposit market with strong growth prospects
- **CapitalSource is *not* acquiring FIL, Fremont General Corporation, any contingents liabilities, or business operations except the retail branch network**
- **Greatly improves CapitalSource's strategic positioning**
  - Provides funding diversity and significantly reduces reliance on wholesale funding
  - Allows us to grow our core lending business and capitalize on today's highly attractive origination opportunities
- **Compelling economics to CapitalSource shareholders**
  - Enhances CapitalSource's liquidity profile
  - Immediately beneficial to cost of funds / accretive to earnings
  - Improved long-term capital efficiency / leveragability of assets
- **Low risk transaction**
  - Minimal operational integration
  - Thorough due diligence completed
  - Communicated plans to FDIC & DFI; expecting to file application within two weeks

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Investor Presentation – April 14, 2008

Key Transaction Terms Transaction Summary CapitalSource to form newly chartered California industrial bank New bank (yet to be named) to purchase or assume: 22 retail bank branches $5.6 billion in deposits $3.0 billion cash/liquid investments at fair value $2.7 billion "A" Participation Interest in commercial real estate assets to be acquired at 97% of carrying value Premium $58 million plus 2% of deposits acquired (maximum of $198 million) Expected Close 3Q 2008 (no later than 7/31 per agreement) Required Regulatory Approvals Federal Deposit Insurance Corporation ("FDIC") California Department of Financial Institutions ("DFI") Other Asset purchase insulates CapitalSource from liabilities not specifically assumed in the agreement Material adverse change protections If necessary to consummate the deal, CapitalSource has committed to lend up to $200 million secured by servicing advances

Rapid Path to Closing Transaction announcement April 14 Regulatory applications Approximately two weeks to submit full application materials Minimum 60 day regulatory review timeline Transaction closing Early Q3 2008 (7/31/08 deadline)

Southern California Retail Branch Network Positioned in Attractive Southern California Deposit Markets Source: SNL Financial and FGC. Deposit Composition Deposits by Branch

Beneficial Demographics of Acquired Retail Branches Marketplace (1) Fremont (2) Total Deposits $346.8 billion $5.6 billion Total Branches 3,154 22 Avg. Branch Size $110 million $256 million Total Population 17.96 million 17.96 million Projected Population Growth 2007-2012 5.5% 5.5% Median Income $59,950 $59,950 Projected Income Growth 2007-2012 17.2% 17.2% Source: SNL Financial and FGC. (1) Marketplace describes the weighted average market demographics of all counties in which Fremont has branches. Marketplace deposit information as of 6/30/07. (2) Fremont deposit information as of 3/31/08.

Deposits Better/(Worse) Source: SNL & Company Data

Pro Forma Funding Comparison Note: CapitalSource Commercial Finance segment data. Pro forma for assumption of $5.6 Billion of deposits and sale of $2.5 Billion of loans to new bank. Proceeds used to pay premium to seller, capitalize bank and repay existing credit facility and/or callable term debt.

"A" Participation Interest: High Quality Investment CapitalSource is acquiring the "A" participation interest, not the "B" participation interest Receives 70% of principal repayments, while currently constituting only 49% of outstanding loan balances Future fundings provide additional credit enhancement No obligation to fund incremental advances Benefits from asset manager role of iStar, which we view as a "best-in-class" manager of commercial real estate CapitalSource conducted extensive loan level diligence of underlying portfolio High quality underlying real estate "A" Participation is expected to amortize rapidly, due to preference in principal repayments

Bank Business Plan

- **Form *de novo* California industrial bank**
- **New Bank acquires cash/investments, "A" Participation Interest in diverse commercial real estate loan pool, branch assets**
- **Assumes all FIL deposits ($5.6 billion at 3/31/08)**
- **Acquires ~$2.5 billion in high quality CapitalSource loans - redeploying excess cash/liquid assets acquired from FIL**
- **Strengthens existing profitable national lending and servicing business with many CapitalSource loans prospectively originated by new bank**
- **Subject to approval by the Federal Deposit Insurance Corporation and the California Department of Financial Institutions**

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Investor Presentation – April 14, 2008

Benefits to CapitalSource Shareholders Deposit funding in scale Significantly reduced reliance on wholesale market based sources of funding Lower cost of funds Secure funding to support and grow core lending business in today's attractive environment Enhanced capital efficiency Rapid expected pay down of "A" Participation Interest and redeployment of excess cash and investments Asset purchase insulates CapitalSource from liabilities not specifically assumed in the agreement